Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-253737, 333-189883, 333-194844, 333-202768, 333-210210, 333-216584, 333-222567, 333-222568, 333-230201 and 333-236845) and Form S-3 (No. 333-230361) of NanoString Technologies, Inc. of our report dated March 2, 2020 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 1, 2022